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                                                                       EXHIBIT Q











                             MICRON TECHNOLOGY, INC.



                              --------------------

                          REGISTRATION RIGHTS AGREEMENT

                              --------------------



                            Dated as of July 20, 1998



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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
1.    Introduction........................................................  1
2.    Registration under Securities Act, etc..............................  1
      2.1      Registration on Request....................................  1
      2.2      Registration Procedures....................................  2
      2.3      Preparation; Reasonable Investigation......................  5
      2.4      Indemnification............................................  5
3.    Definitions.........................................................  8
4.    Confidential Information............................................  8
5.    Restrictive Legend..................................................  9
6.    Notice of Proposed Transfers........................................  9
7.    Rule 144............................................................ 10
8.    Amendments and Waivers.............................................. 10
9.    Notices............................................................. 10
10.   Assignment.......................................................... 10
11.   Descriptive Headings................................................ 10
12.   GOVERNING LAW....................................................... 10
13.   Counterparts........................................................ 11
14.   Entire Agreement.................................................... 11
15.   SUBMISSION TO JURISDICTION.......................................... 11
16.   Severability........................................................ 11



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                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of July 20, 1998 among Micron Technology, Inc., a Delaware corporation ("Micron" or the "Company"), J.R. Simplot Company, a Nevada corporation ("Simplot"), and Canadian Imperial Bank of Commerce ("CIBC").

         1. INTRODUCTION. Pursuant to a Revolving Loan Agreement and a Pledge Agreement, each dated or to be dated on or shortly after the date hereof between Simplot and CIBC, Simplot proposes to pledge to CIBC an aggregate of 7,600,000 shares (the "Shares") of the Company's common stock, par value $.10 per share ("Micron Stock"), and CIBC proposes to subsequently deliver such Shares to satisfy its obligations to return shares of Micron Stock borrowed from third parties. Micron is willing to provide certain registration rights to Simplot and CIBC with respect to the Shares, and Simplot is willing to pay or cause to be paid certain of the Company's expenses under this Agreement on the terms set forth herein. Certain capitalized terms used in this Agreement are defined in section 3 hereof; references to sections shall be to sections of this Agreement.

         2.       REGISTRATION UNDER SECURITIES ACT, ETC.

         2.1      REGISTRATION ON REQUEST.

                  (a) REGISTRATION OF THE SHARES. At any time before the first anniversary of this Agreement, upon the written request of Simplot, requesting that the Company effect the registration under the Securities Act of all or part of the Shares and specifying the intended method of disposition thereof, the Company will, subject to the terms of this Agreement, use commercially reasonable efforts to effect the registration under the Securities Act of the Shares for disposition in accordance with the intended method of disposition stated in Simplot's request (which method may include dispositions of the Shares by CIBC), so as to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock so to be registered; provided, however, that (i) the Company shall not be required to effect more than one registration pursuant to this section 2.1(a) and that the registration statement filed by the Company on June 29, 1998, as amended through the date of this Agreement (File No. 333-57973), may be utilized by the Company to effect such registration.

                  (b) REGISTRATION STATEMENT FORM. Registrations under this
section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of the Shares in accordance with the intended method or methods of disposition specified in the request for such registration.

                  (c) EXPENSES. The party requesting a registration under this section 2.1 shall pay or cause to be paid all Registration Expenses in connection with any registration requested pursuant to this section 2.1. Simplot and CIBC may by separate agreement allocate such Registration Expenses among themselves and, in any event, shall be responsible for the fees and disbursements of any counsel and accountants retained by them.



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                  (d) OTHER SHARES. The Company may register other securities in a registration statement filed pursuant to this section 2.1.

         2.2      REGISTRATION PROCEDURES.

                  (a) OBLIGATIONS OF COMPANY. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of the Shares under the Securities Act as provided in section 2.1, the Company shall, as expeditiously as possible:

                  (i) prepare and within 10 days after Micron's receipt of a request pursuant to section 2.1 file with the Commission the requisite registration statement to effect such registration; provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel for Simplot (and counsel for CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of the Shares by
         CIBC) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (ii) cause such registration statement to become and remain effective for a period of not more than five business days after the DTC Deposit Date (as defined in subdivision (iii) below) and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement, including without limitation the preparation and filing with the Commission of all required amendments and supplements to such registration statement or the related prospectus;

                  (iii) cooperate with Simplot and CIBC to facilitate the preparation and delivery to The Depository Trust Company ("DTC") (the date of such delivery being hereinafter referred to as the "DTC Deposit Date") as soon as practicable after the effectiveness of the registration statement of certificates representing Shares to be disposed of, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC; and to enable such Shares to be registered in such names as Simplot or CIBC, as applicable, may request;

                  (iv) furnish to Simplot (and CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Simplot or CIBC, as applicable, may reasonably request in order to facilitate the disposition of the Shares in accordance with the intended method of disposition;

                  (v) register or qualify the Shares under such other securities laws or blue sky laws of such jurisdictions as Simplot (or CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) shall


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         reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Simplot or CIBC, as applicable, to consummate the disposition in such jurisdictions of the Shares, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (vi) for so long as such registration statement remains in effect, use all commercially reasonable efforts to cause all the Shares to be registered with or approved by such governmental agencies or authorities as Simplot (and CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) shall reasonably request to enable Simplot or CIBC, as applicable, to consummate the disposition of the Shares;

                  (vii) notify Simplot (and CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) promptly and confirm such advice in writing promptly thereafter:

                           (1) when the registration statement, the prospectus
                  or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                           (2) of any request by the Commission for amendments
                  or supplements to the registration statement or the prospectus or for additional information;

                           (3) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                           (4) of the receipt by the Company of any notification
                  with respect to the suspension of the qualification of any Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (viii) notify Simplot and CIBC, at any time when with respect to the Shares a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare, file with the Commission and furnish to Simplot and CIBC a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers


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         of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                 (ix) obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; and

                 (x) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder, and furnish to Simplot (and CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which Simplot (or CIBC, if applicable) shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act.

                  (b) INFORMATION TO BE FURNISHED TO COMPANY. Simplot (and CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) shall furnish the Company such information regarding itself, its ownership of the Company's securities and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) DOCUMENTS NOT TO BE FILED. The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) in satisfaction of its obligations pursuant to this section 2 to which Simplot (or CIBC if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.

                  (d) DISCONTINUANCE OF DISPOSITION. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of section 2.2(a), each of Simplot and CIBC will forthwith discontinue its disposition of the Shares pursuant to the registration statement relating thereto until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of section 2.2(a) and, if so directed by the Company, will at its own expense deliver to the Company all copies, other than permanent file copies, then in its possession of the prospectus relating to the Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subdivision (ii) of section 2.2(a) shall be extended by the length of the period from and including the date Simplot and CIBC shall have received such notice to the date


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on which Simplot and CIBC shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of section 2.2(a).

         2.3 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give Simplot and its counsel (and CIBC and its counsel if Simplot or CIBC has notified Micron that the intended method of distribution includes dispositions of Shares by CIBC) the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its financial books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of counsel to Simplot or CIBC, as applicable, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not be responsible for any cost or expense incurred by Simplot, CIBC or their respective counsel pursuant to this section 2.3. All information obtained by Simplot, CIBC or their respective counsel pursuant to this section 2.3 shall be subject to the confidentiality provisions of section 4.

         2.4      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of the Shares under the Securities Act pursuant to the terms of this Agreement, the Company shall indemnify and hold harmless (i) Simplot, its directors and officers and each other Person, if any, who controls Simplot within the meaning of the Securities Act (Simplot and all such directors, officers and controlling persons collectively, "Simplot Indemnitees"), and (ii) CIBC, its directors and officers and each other Person, if any, who controls CIBC within the meaning of the Securities Act (CIBC and all such directors, officers and controlling persons collectively, "CIBC Indemnitees"), against any losses, claims, damages or liabilities, joint or several ("Indemnifiable Losses"), to which any Simplot Indemnitee or CIBC Indemnitee may become subject under the Securities Act or otherwise, insofar as such Indemnifiable Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Simplot Indemnitee and each CIBC Indemnitee for any legal or any other expenses ("Indemnifiable Expenses") reasonably incurred by them in connection with investigating or defending any such Indemnifiable Loss, provided that the Company shall not be liable to any Simplot Indemnitee or CIBC Indemnitee in any such case to the extent that any such Indemnifiable Loss (or action or proceeding in respect thereof) or Indemnifiable Expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any related preliminary prospectus or final prospectus, or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Simplot (in the case of a


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Simplot Indemnitee) or CIBC (in the case of a CIBC Indemnitee). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Simplot Indemnitee or CIBC Indemnitee and shall survive the transfer of the Shares by Simplot or CIBC.

                  (b) INDEMNIFICATION BY SIMPLOT. Simplot shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 2.4) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act (the Company and all such directors, officers and controlling persons collectively, "Micron Indemnitees"), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any related preliminary prospectus or final prospectus, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Simplot specif ically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full f orce and effect, regardless of any investigation made by or on behalf of any Micron Indemnitee and shall survive the transfer of such securities by Simplot or CIBC.

                  (c) INDEMNIFICATION BY CIBC. CIBC shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision
(a) of this section 2.4) each Micron Indemnitee, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any related preliminary prospectus or final prospectus, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by CIBC specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Simplot or CIBC.

                  (d) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving an Indemnifiable Loss, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so

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to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any Indemnifiable Expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (e) INDEMNIFICATION PAYMENTS. The indemnification required by this section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense upon 30 days' written invoice of such Indemnifiable Loss or Indemnifiable Expense.

                  (f) CONTRIBUTION. If the indemnification provided for in the preceding subdivisions of this section 2.4 is unavailable to an indemnified party in respect of any Indemnifiable Loss, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of the Company, Simplot and CIBC, respectively, in connection with the statements or omissions which resulted in such Indemnifiable Loss, as well as any other relevant equitable considerations. The relative fault of the Company, Simplot and CIBC, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, Simplot or CIBC, as applicable, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the f irst sentence of subdivision (a) of this section 2.4, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (g) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a), (b) or (c) of this section 2.4 had been available under the circumstances.

         The Company, Simplot and CIBC agree that it would not be just and equitable if contribution pursuant to this subdivision (g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Indemnifiable Losses shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (d) of this section 2.4, any Indemnifiable Expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.


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         Notwithstanding the provisions of this subdivision (g), neither Simplot nor CIBC shall be required to contribute any amount in excess of the amount by which the net proceeds (including loan repayments) received by Simplot or CIBC, as applicable, from the disposition of the Shares exceeds, in any such case, the amount of any damages that Simplot or CIBC, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  Company: As defined in the introductory paragraph of this Agreement.

                  Exchange Act: The Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Person: A corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or a governmental agency.

                  Registration Expenses: All expenses incident to the Company's performance of or compliance with section 2, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of a single outside counsel for the Company. Such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

                  Securities Act: The Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as shall be in effect at the time.

                  Shares: As defined in section 1.

         4. CONFIDENTIAL INFORMATION. Each of Simplot and CIBC agrees that any information obtained pursuant to this Agreement which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company, except that (i) Simplot or CIBC, as applicable, may disclose such information, on a need-to-know basis, to its employees, accountants or attorneys (so long as each such person to whom confidential information is disclosed agrees to keep such

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



information confidential), or (ii) as required by applicable law or regulation based on the written advice of counsel (a copy of which shall be provided to the Company unless Simplot or CIBC, as applicable, is prevented from revealing such disclosure by such applicable law or regulation or the relevant government agency requesting such disclosure) or in compliance with a court order or when otherwise necessary to enforce any of their rights hereunder. Each of Simplot and CIBC further acknowledges, understands and agrees that any confidential information will not be utilized in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

         5. RESTRICTIVE LEGEND. During all periods of time in which an effective registration statement of the Shares under the Securities Act is not in effect, each certificate representing any portion or all of the Shares and any certificate reflecting any stock split, stock dividend, recapitalization, merger, consolidation or similar event with respect to the Shares shall (unless otherwise permitted by the provisions of section 6) be stamped or otherwise imprinted with the following legend (in addition to any legend required under applicable state securities laws):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT."

         Each party consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company Shares in order to implement the restrictions on transfer established in this Agreement.

         6. NOTICE OF PROPOSED TRANSFERS. Prior to any proposed sale, pledge, assignment or transfer (any of the foregoing, a "Transfer") of any Shares (other than a Transfer not involving a change in beneficial ownership) unless there is in effect a registration statement under the Securities Act covering the proposed Transfer or unless such proposed transfer satisfies all of the then-applicable requirements of Rule 144, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied, at such holder's expense by either an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed Transfer of the Shares may be effected without registration under the Securities Act, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Shares transferred as above provided shall bear, unless such Transfer is made pursuant to an effective registration statement, the appropriate restrictive legend set forth in section 5, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

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         7.       RULE 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and will take such further action as Simplot may reasonably request, all to the extent required from time to time to enable Simplot or CIBC to sell Shares without registration under the Securities Act pursuant to Rule 144 under the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         8. AMENDMENTS AND WAIVERS. This Agreement may be amended only with the written consent of the parties hereto.

         9. NOTICES. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person as follows:

                  (a) in the case of Simplot: J.R. Simplot Company, Attn:
         General Counsel, One Capital Center, 999 Main Street, Suite 1300, Boise, Idaho 83707-0027, with a copy to Sonnenschein Nath & Rosenthal,
         Attn: Jacques K. Meguire, 8000 Sears Tower, Chicago, Illinois 60606;

                  (b) in the case of CIBC: Canadian Imperial Bank of Commerce,
         Attn: Office of General Counsel, 161 Bay Street, 5th Floor, Toronto, Ontario, Canada, M5J 2S8, with copies to Canadian Imperial Bank of Commerce, Attn: Alexander Bakal, 425 Lexington Avenue, New York, New York 10017, and Rogers & Wells, Attn: Thomas A. McGavin, Jr., 200 Park Avenue, New York, New York 10166; or

                  (c) in the case of the Company: Micron Technology, Inc., Attn:
         General Counsel, 8000 South Federal Way, P.O. Box 6, Boise, Idaho
         83707;

or at such other address, or to the attention of such other officer, as such Person shall have furnished to the other parties to this Agreement. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class, postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above.

         10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         11. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and subsections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE

GOVERNED BY, THE LAWS OF THE STATE OF IDAHO WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         13. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         14. ENTIRE AGREEMENT. This Agreement and the Registration Rights Agreement dated as of June 28, 1996 between the Company and CIBC embody the entire agreements and understandings among the Company, Simplot and CIBC relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         15. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF IDAHO OR NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF IDAHO OR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HEREBY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 9. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         16. SEVERABILITY. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               MICRON TECHNOLOGY, INC.

                               By: /s/ RODERIC W. LEWIS
                                  ----------------------------------------------
                               Title:  Vice-President of Legal Affairs


                               J.R. SIMPLOT COMPANY


                               By: /s/ RONALD N. GRAVES
                                  ----------------------------------------------
                               Title:  Vice-President and Secretary



                               CANADIAN IMPERIAL BANK OF COMMERCE


                               By: /s/ [ILLEGIBLE]
                                  ----------------------------------------------
                               Title:   Managing Director